Exhibit 10.8
                                                                    ------------

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                           Asterisks denote omission.


                                  CONFIDENTIAL
 SECOND AMENDMENT TO DIRECTORY AND LOCAL ADVERTISING PLATFORM SERVICES AGREEMENT
 -------------------------------------------------------------------------------

     This Second Amendment to the Directory and Local Advertising Platform Services Agreement (this "Second Amendment"), effective as of April 25, 2002 (the "Second Amendment Effective Date"), is made and entered into by and between America Online, Inc. ("America Online" or "AOL"), a Delaware corporation with its principal offices at 22000 AOL Way, Dulles, Virginia 20166 and Switchboard Incorporated ("SB" and collectively with AOL, the "Parties"), a Delaware corporation, with its principal offices at 120 Flanders Road, Westboro, MA 01581. Defined terms that are used but not defined herein shall be as defined in the Directory and Local Advertising Platform Services Agreement between AOL and SB effective as of December 11, 2000 (the "Original Agreement"), as amended by that certain letter agreement dated February 23, 2001 (the "Letter Agreement") and that certain First Amendment to Directory Services and Local Advertising Platform Services Agreement, dated November 15, 2001 (the "First Amendment").

     WHEREAS, subject to the terms of this Second Amendment, the First Amendment, the Letter Agreement, and the Original Agreement (collectively, the "Agreement"), for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby amend certain provisions of the Agreement as follows;

     IT IS THEREFORE AGREED AS FOLLOWS:

1. The Letter Agreement provides that all references to "Exhibit K" are meant to refer to be "Exhibit J." Such Letter Agreement shall remain in full force and effect, but shall not apply to any references to the list of SB Alternative Sales Forces attached as Exhibit K to this First Amendment. Accordingly, subject to the terms and conditions of this Agreement (including, without limitation, Section 10.1.5), AOL hereby approves the use of the SB Alternative Sales Forces set forth on Exhibit K.

2. Section 10.1.2 of the Original Agreement provides, in part, that: "Upon the prior written approval of AOL and upon terms to be mutually agreed upon by the Parties in writing, SB shall have the right to select, direct and use any internal or third party sales force to sell Directory Advertisements for inclusion in the [**] Database and distribution through the YP Product (any such AOL-approved sales force, `SB Alternative Sales Forces,' and together with the AOL Alternative Sales Forces, collectively referred to herein as the `Alternative Sales Forces')." In accordance with the forgoing, the Parties agree to amend Section 10.1 of the Original Agreement by deleting Section 10.1.5 in its entirety and replacing it with the following, such that the following provisions shall apply to the SB Alternative Sales Forces approved by AOL pursuant to this Second Amendment and set forth in Exhibit K, and to any additional SB Alternative Sales Forces that may be approved by AOL in the future in accordance with the Agreement (which conditions for approval may be modified from time to time by AOL in its reasonable discretion and upon prior notice to SB).


     10.1.5   Additional Requirements for Alternative Sales Forces.
              ----------------------------------------------------

     (a)  Training. SB shall provide to AOL and the Alternative Sales Forces (as
          --------
          part of the Included SB Services) reasonable training necessary to enable AOL and the Alternative Sales Forces to sell Directory Advertisements and submit Directory Advertisements for insertion into the YP Databases. Any such training period provided by SB shall consist of the lesser of (i) [**] per year, or (ii) [**] per Alternative Sales Force (the "Training Minimums"); provided, however, that any training beyond the Training Minimums (as requested by AOL (on its own behalf or on behalf of any AOL Alternative Sales Force)) shall not constitute part of the Included SB Services.

     (b)  Supervision of SB Alternative Sales Forces.
          ------------------------------------------

          (i)  SB Project Manager. SB will appoint for the SB Alternative Sales
               ------------------
               Forces a qualified member of its staff to act as project manager (the "SB Alternative Sales Force Manager"), whose duties shall be to act as liaison between AOL and SB.

          (ii) Independent Contractor, Employees and Facilities. As stated in
               ------------------------------------------------
               Section 15 of Exhibit I of the Agreement, SB is an independent contractor, and neither SB, its employees or any SB Alternative Sales Forces shall be considered employees of AOL. SB shall be solely responsible for the acts or omissions of SB, its employees and the SB Alternative Sales Forces in connection with their sale of Directory Advertisements under this Agreement. SB shall describe the relationship between SB and AOL to recipients only in a manner expressly authorized by AOL in writing.

     (c)  Sales Scripts for SB Alternative Sales Forces.
          ---------------------------------------------

          (i)  Development. AOL and SB shall jointly develop the sales scripts
               -----------
               (e.g., sales and other promotional materials or information for calls, in person solicitations, mail solicitations, etc., collectively, the "Sales Scripts") to be used by the SB Alternative Sales Forces in connection with the sale of the Directory Advertisements. SB shall ensure that all Sales Scripts comply with all applicable laws, rules, regulations and ordinances, including without limitation, those relating to oral and written disclosures, requesting permission to continue, handling negative responses, and handling Do Not Contact Requests (as that term is defined in Section 10.1.5(c)(iv) below).

          (ii) Use. Except for Sales Script modifications necessary to comply
               ---
               with applicable laws, rules, regulations and ordinances, SB shall use only the Sales Scripts approved in writing by AOL, and SB shall instruct the SB Alternative Sales Forces not to deviate from the Sales Scripts.

          (iii)Monitoring. AOL reserves the right to monitor SB in a reasonable
               ----------
               manner to ensure compliance with the SB Alternative Sales Force terms of this Agreement. Such monitoring may include visits to SB's facilities, upon reasonable notice and during normal business hours, review phone calls and review of SB documents and records reasonably related to the sales services performed by SB Alternative Sales Forces.

          (iv) Do Not Contact Requests. As used herein, a "Do Not Contact
               -----------------------
               Request" is a request, whether written or oral, from a recipient of a solicitation (whether written or oral) from any Alternative Sales Forces in which a recipient asks that SB or AOL refrain from contacting the recipient in the future and/or asks that the recipient's name be added to a "Do Not Contact" list. Prior to providing any list of prospective recipients to SB for use in the sale of Directory Advertisements by SB Alternative Sales Forces, AOL shall remove from such list the names and telephone numbers of recipients that had previously given AOL a Do Not Contact Request. Prior to conducting any Directory Advertisements sales activity hereunder, SB shall remove from such lists the names and telephone numbers of all recipients that had previously given SB (expressly including SB Alternative Sales Forces) a Do Not Contact Request. If during the course of contact done by SB, a recipient makes a Do Not Contact Request, SB shall record the name and telephone number of the recipient, and SB shall provide AOL with a list of all such Do Not Contact Requests received when performing sales activities performed in connection with the sale of Directory Advertisements.

     (d)  Terms and Conditions. The terms and conditions applicable to Directory
          --------------------
          Advertisements sold by SB Alternative Sales Forces shall be approved by AOL in advance and in writing.



3.   The Parties hereby agree to amend Section 10.1 by inserting a new Section
     10.1.6 as follows:

     10.1.6 Business Plan and Marketing and Sales Initiatives. AOL acknowledges
            -------------------------------------------------
     that in order to achieve the collective objectives of the Parties in accordance with Section 13 of the Agreement, during the Term it will be necessary for AOL to create and maintain a Directory Advertisement business plan and to regularly initiate and execute certain Directory Advertisement marketing and sales initiatives. The Parties hereby agree to the following procedures relating to such initiatives:

     (a) Business Plan. AOL shall solely create and maintain, and modify as
         -------------
     necessary, a business plan with respect to the promotion and sale of Directory Advertisements (the "Business Plan") that, in AOL's sole but reasonable discretion, will advance the collective objectives of the Parties as set forth in this Agreement. AOL will share, in summary form, such Business Plan with SB on a regular basis, but no less than [**] annually in conjunction with a Steering Committee meeting as described in
     Section 13 of the Agreement. AOL agrees to notify SB of material changes to the Business Plan as promptly as commercially reasonable prior to the implementation of such change (but in no event less than [**] prior to such implementation, unless otherwise required by law).

     (b) Marketing and Sales Initiatives. During the Term, AOL agrees to create
         -------------------------------
     and implement marketing and sales initiatives that, when viewed collectively with other relevant factors, are consistent with the objectives set forth in the Business Plan ("Marketing and Sales Initiatives"), which Business Plan may be modified by AOL from time to time in accordance with Section 10.1.6(a) above. Marketing and Sales Initiatives for upcoming quarters shall be established no less than [**] prior to the commencement of the quarter. Such Marketing and Sales Initiatives shall be determined by AOL, in AOL's sole but reasonable discretion; however, throughout the Term AOL agrees to provide SB with descriptions of proposed Marketing and Sales Initiatives (which SB acknowledges are Confidential Information of AOL), and to discuss and consider in good faith such proposals for additional or alternative Marketing and Sales Initiatives as may be made by SB. Such Marketing and Sales Initiatives shall include quantitative metrics such as staffing levels, pricing, target audience size, anticipated response rates, promotional placements, and/or similar activities, to the extent that such metrics are contemplated as part of the Business Plan. Descriptions of such Marketing and Sales Initiatives shall be substantially in the form of, and shall include a similar level of quantitative detail, as the Sample Marketing and Sales Initiative Description set forth in Exhibit L attached hereto. Copies of such descriptions of such Marketing and Sales Initiatives, and any material modifications to the same, shall be provided by AOL to SB as available during the Term, but not less than once per quarter. SB acknowledges that:
     (i) AOL has provided to SB, and that SB has received and reviewed, the Marketing and Sales Initiatives for the second quarter of the 2002, and
     (ii) AOL has shared the 2002 Business Plan with SB, each prior to the Second Amendment Effective Date.

     (c) Alternative Marketing and Sales Initiatives. In the event that AOL is
         -------------------------------------------
     unable to continue to carry out one or more of the Marketing and Sales Initiatives established for a particular quarter, then AOL shall use commercially reasonable efforts to promptly create and implement alternative initiatives that AOL reasonably expects to contribute to the execution of the Business Plan in a similar manner as the discontinued Marketing and Sales Initiatives.

     (d) Review and Dispute Resolution. As described in Section 13, the Steering
         -----------------------------
     Committee shall review and evaluate the performance of Marketing and Sales Initiatives for the prior quarter, and the then-current quarter as part of its regular meeting agenda. The Steering Committee shall work to resolve all differences between the parties including, but not limited to, whether or not the Marketing and Sales Initiatives are being executed in a manner substantially similar to their descriptions, and/or whether or not the Marketing and Sales Initiatives, in the aggregate, are consistent with the Business Plan. Disputes that are not resolved by the Steering Committee shall be escalated as provided in the Agreement.

     (e) Non-Performance. SB acknowledges and agrees that AOL cannot and does
         ---------------
     not represent that (i) the performance of such Directory Advertisement Marketing and Sales Initiatives shall achieve any particular revenue results, (ii) the Marketing and Sales Initiatives will be successful, or
     (iii) the overall Business Plan will be successful.

4. (i) The Parties hereby agree to delete Section 11.1 in its entirety and replace it with the following:

     "All-In Services. As part of this Agreement, SB shall perform (at no cost
      ---------------
     to AOL): (i) the Included SB Services, and (ii) [**] Hours per month of Engineering Hours work during each Year of the License Period (the "[**]-Hour Threshold," and together with the Included SB Services, collectively referred to herein as the "All-In Services"); provided,
                                                                --------
     however, that in any quarter during the Initial Term where SB does not
     -------
     receive at least [**] in Total Revenues (as defined below), AOL shall be required to pay SB for any Engineering Hours work carried out by SB during such quarter (that does not otherwise constitute Included SB Services) at the rates set forth in Exhibit J to this Agreement. For purposes of this
     Section 11.1 only, "Total Revenues" shall mean the sum of all (a) Directory Advertisement Revenues, (b) Other Fees, (c) Engineering Fees, (d) Consulting and Marketing Fees, and (e) any other revenues (in each case, recognized and/or received by SB under this Agreement in any calendar quarter).

     (ii) The Parties hereby agree to delete Section 11.2.1(b) in its entirety and replace it with the following:

          (b) [**] to be paid each on the six, nine, twelve and fifteen-month anniversaries of the Effective Date, and [**] to be paid in equal monthly installments of [**] to be paid on the following dates:

               (i)      April 11, 2002;
               (ii)     May 10, 2002;
               (iii)    June 11, 2002;
               (iv)     July 11, 2002;
               (v)      August 9, 2002; and
               (vi)     September 11, 2002.

5. The Parties hereby agree to delete the last sentence of Section 13 in its entirety and replace it with the following:

          The Steering Committee shall meet during the first two (2) weeks of each calendar quarter of the Term (or at such other time as mutually agreed upon by the Parties) and shall, as part of the regular meeting agenda, evaluate and review the Business Plan and Marketing and Sales Initiatives as described in Section 10.1.6. The Steering Committee shall use good faith efforts to resolve any disputes submitted to it as promptly as possible (and in any event, in less than [**]). In addition to the foregoing, during such quarterly meetings, the Steering Committee shall further review and evaluate marketing and other initiatives implemented by AOL during the prior quarter and to be implemented by AOL during the then-current quarter. In addition, AOL shall use good faith efforts to consider marketing and other initiatives proposed by SB during such quarterly Steering Committee meetings. For purposes of this Agreement, SB's Steering Committee Representatives and AOL's Steering Committee Representatives shall be those persons specified on Exhibit H hereto ("Initial Steering Committee Reps"); provided, however, that either Party shall have the
                            --------  -------
          right to substitute other appropriate employees for such Initial Steering Committee Reps (or their successors) upon reasonable advance notice to the other Party (not less than 5 business days).

6. The Parties hereby agree to delete Section 18.1.2 and the first section referenced as Section 18.1.3 of the Agreement in their entirety and replace them with the following new Section 18.1.2 (with the understanding that the Agreement currently contains two sections numbered as "Section 18.1.3", the second reference of which shall remain in tact and unmodified by this Second Amendment):

     18.1.2 Fourteen Million Dollars (US $14,000,000.00) payable in [**] installments of [**] on the following dates:

               (a)      [**];
               (b)      [**];
               (c)      [**];
               (d)      [**];
               (e)      [**];
               (f)      [**]; and
               (g)      [**].

               In addition to the foregoing, within [**] of the Second Amendment Effective Date, SB also shall deposit [**] into an interest bearing escrow account with an escrow agent to be mutually agreed upon by the Parties ("Escrow Account") pursuant to an escrow agreement substantially in the form of Exhibit M attached hereto
                                                      ---------
               ("Escrow Agreement") to be executed by the parties and the Escrow Agent. The provisions of the Escrow Agreement shall include, among other things, (i) the right of AOL, after written notice to

               Switchboard and an opportunity by Switchboard to cure within 15 days, to instruct the Escrow Agent to pay to AOL out of the principal balance of the Escrow Account ("Escrow Funds") an amount equal to the respective unpaid payment or portion thereof, in the event that SB fails to make any of the payments set forth above in this Section 18.1.2, as scheduled and when owing, (ii) a requirement that the full balance of the Escrow Account shall be returned to SB on the sooner to occur of all of (x) except as otherwise provided in Section 18.6.1(a)(i), 18.6.1(b)(i), or 18.6.2(a)(i) hereof, payment in full of all of the payments set forth above in this Section 18.1.2 or (y) the expiration of this Agreement (provided that SB shall have paid AOL all amounts due and owing to AOL prior to the date of such expiration)or (z) on the termination of this Agreement for any reason other than a material breach by SB (provided that SB shall have paid AOL all amounts due and owing to AOL prior to the date of such termination), and (iii) a requirement that the interest on the Escrow Funds shall accrue for the benefit of and be paid to SB. In the event that AOL draws down on the principal amount of the Escrow Funds in accordance with the foregoing, SB shall promptly replenish the Escrow Funds in an amount necessary to return the balance of the Escrowed Funds to Two Million Dollars ($2,000,000); provided, however, that SB shall not be required to
                             --------  -------
               replenish the Escrow Amount more than once during the Initial Term, meaning that in the event of a subsequent draw-down by AOL of the principal balance of the Escrow Funds, no further replenishment shall be required by Switchboard). SB shall bear all costs and expenses associated with the establishment, maintenance, and funding of the Escrow Account, including all fees owing the Escrow Agent. In the event that AOL exercises such right to draw down the principal balance of the Escrowed Funds, then AOL shall have the right (but not the obligation) to terminate the Agreement effective [**] following the date of such election and/or to proceed to the Wind-Down Period in accordance with Section 20.7 of the Agreement.

7. The Parties hereby agree to delete Section 18.2.5 of the Agreement in its entirety and replace it with the following:

     18.2.5 Sales Commissions.
            -----------------

          (a) In instances where Directory Advertisements sold under the Agreement are sold directly by AOL (or any of its employees, agents or contractors), any sales commission related thereto shall be [**]%, unless otherwise mutually agreed to by the Parties in writing. To the extent Directory Advertisements are sold by an Alternative Sales Force, such sales commissions (including any sales commissions split with AOL) shall not in the aggregate materially exceed the sales commissions customarily paid within the industry for similar services (as determined by AOL in its reasonable discretion) unless otherwise mutually agreed to by the Parties in writing or required by applicable law.

          (b) To the extent that AOL enters into any written agreements with a third party (i.e., an AOL Alternative Sales Force) for the sale of Directory Advertisements as described in Section 18.2.5(a) above, and to the extent that SB believes in good faith that commission payments directly related thereto materially exceed the sales commissions customarily paid within the industry for such services, SB may request from AOL, and AOL shall provide to SB, an explanation of commission structures related to the sale of Directory Advertisements; provided that any such explanation
                                            --------
               shall be subject to any applicable, then-current confidentiality restrictions (e.g., as set forth in the Agreement). In the event that the SB disputes the explanation provided to SB by AOL, then such Dispute shall be subject to resolution by the Management Committee in accordance with Section 1 of Exhibit H to the Agreement. SB acknowledges that nothing in this provision shall require AOL to breach any confidentiality obligation to any third party.

8. The Parties hereby agree to delete Section 18.2.8 of the Agreement in its entirety and replace it with the following:

     18.2.8 Payment of Directory Advertisement Revenues.
            -------------------------------------------

          (a) Commencing with the Second Amendment Effective Date, and as related to the receipt of cash payments for the sale of Directory Advertisements sold by Alternative Sales Forces only, AOL shall pay to SB applicable Directory Advertisement Revenues collected by AOL and owed to SB on a monthly basis (as promptly as commercially reasonable following each such month); provided, however, that if at any time
                                      --------  -------
          during the Term or the Wind-Down Period, AOL has a good faith belief that the foregoing monthly payment structure will have a material adverse impact on AOL, then AOL shall have the immediate right to discontinue the monthly payment structure and to make quarterly payments thereafter in accordance with Section 18.2.8(b) below; provided further, that SB shall have the right to escalate the matter
          -------- -------
          to the Management Committee for further review and resolution.

          (b) Except as provided in Section 18.2.8(a) above, AOL shall pay to SB all Directory Advertisement Revenues collected or received by AOL and owed to SB as described herein on a quarterly basis. AOL will use commercially reasonable efforts to make such payments within [**] days following the end of the quarter in which such amounts were generated, but shall make such payments in no event later than [**] days following the end of the quarter in which such amounts were generated.

9. The Parties hereby agree to delete Section 18.6.1 of the Agreement in its entirety and replace it with the following:

     18.6.1 [**] Look-Back.
            --------------

          In the event that, as of the [**] anniversary of the Effective Date, Directory Advertising Revenues generated during the prior [**] period are less than [**], then this Agreement shall terminate on the [**] anniversary of the Effective Date and proceed to the Wind-Down Period in accordance with Section 20.7 of this Agreement; provided, however,
                                                             --------  -------
          that either Party shall have the right to override such termination by providing notice (no later than the [**] anniversary of the Effective
          Date) to the other Party (which such notice shall be binding on both Parties) of its intent to override such termination and by paying, no later than the [**] anniversary of the Effective Date:

          (i) In the case of SB, [**] to AOL to extend the Agreement for an additional [**] period, to be paid as follows: (x) [**] on the effective date of the additional [**] period and (y) [**] payments of [**], each due on the first business day of each quarter thereafter until paid in full (collectively, the "Year [**] SB Extension Payment"); provided that as of the effective
                                            --------
               date of such additional [**] period, SB shall also increase the Escrow Funds deposited in the Escrow Account provided for in
               Section 18.1.2 set forth above to [**] (collectively, the "Renewal Term Escrow Funds"). In the event that SB fails to make any subsequent quarterly Year [**]SB Extension Payment as scheduled and when owing, AOL shall have the right, after written notice to Switchboard (and an opportunity by Switchboard to cure within [**] days following the due date for any such payment), to instruct the Escrow Agent to pay to AOL out of the Renewal Term Escrow Funds an the amount equal to the respective unpaid quarterly payment or portion thereof. In the event that AOL draws down on the principal amount of the Renewal Term Escrow Funds in accordance with the foregoing, SB shall then replenish the Renewal Term Escrow Funds with an additional [**]; provided,
                                                                  --------
               however, that SB shall not be required to replenish the Renewal
               -------
               Term Escrow Account as set forth in this Section 18.6.1(b)(i) more than once during such additional [**] renewal term period, meaning that in the event of a subsequent draw-down by AOL of the principal amount of such Renewal Term Escrow Funds, no further replenishment shall be required by SB). SB shall bear all costs and expenses associated with the establishment, maintenance, and funding of the Escrow Account, including all fees owing the Escrow Agent. In the event that AOL exercises such right to draw-down the principal balance of the Renewal Term Escrow Funds, AOL shall have the right (but not the obligation) to terminate this Agreement effective [**] days following the date of such election and/or proceed to the Wind-Down Period in accordance with Section 20.7 of this Agreement.

          (ii) In the case of AOL, an amount equal to the difference between (x) [**] minus (y) the share of the Directory Advertisement Revenues
                    -----
               earned by SB pursuant to Section 18.2 of the Agreement during the prior [**] period plus any [**] paid by AOL to SB during such
                                 ----
               period, to be paid as follows: [**] of such amount on the effective date of the additional [**] period and the remaining [**] due [**] thereafter.

          (iii) In the event SB elects to continue this Agreement in accordance with this Section 18.6.1, the share of Directory Advertisement Revenues (as set forth in Section 18.2 of the Agreement) shall be shared in accordance with Section 18.2.1 of the Agreement until such time as SB earns back an amount (when Directory Advertisement Revenues earned by SB during such Year are added to any [**] earned by SB during such Year) equal to the aggregate Year [**] SB Extension Payment (collectively, the "Year [**] Extension Payment Earn-Back"). Upon the completion of the Year [**] Extension Payment Earn-Back, the Directory Advertisement Revenue share shall be paid in accordance with Section 18.2.2 of the Agreement.

10. The Parties hereby agree to delete Section 18.6.2 of the Agreement in its entirety and replace it with the following:

     18.6.2 [**] Look-Back.
            --------------

          (a) In the event that, as of the [**] anniversary of the Effective Date, Directory Advertising Revenues generated during the prior [**] period, are less than [**], then this Agreement shall terminate on the [**] anniversary of the Effective Date and proceed to the Wind-Down Period in accordance with Section 20.7 of the Agreement; provided, however, that either Party shall have
                                 --------  -------
               the right to override such termination by providing notice (no later than the [**] anniversary of the Effective Date) to the other Party (which such notice shall be binding on both Parties) of its intent to override such termination and by paying, no later than the [**] of the Effective Date:

               (i) In the case of SB, [**] to AOL to extend the Agreement for an additional [**] period, to be paid as follows: (x) [**] on the effective date of the additional [**] period and (y) [**] payments of [**], each due on the first business day of each quarter thereafter until paid in full (collectively, the "Year [**]SB Extension Payment); provided that as of the
                                                         --------
                    effective date of such additional [**] period, SB shall, unless the same has already occurred in accordance with
                    Section 18.6(b)(i) above, also increase the Renewal Term Escrow Funds deposited in the Escrow Account as set forth in
                    Section 18.6.1(b)(i) above (i.e., to [**]). In the event that SB fails to make any subsequent quarterly Year [**] SB Extension Payment, AOL shall have the right, after written notice to Switchboard and an opportunity by Switchboard to cure within [**] days following the due date for such payment, to instruct the Escrow Agent to pay to AOL our of the Renewal Term Escrow Funds an amount equal to the respective unpaid quarterly payment or portion thereof. In the even that AOL draws down on the principal amount of the Renewal Term Escrow Funds in accordance with the foregoing, SB shall then replenish the Renewal Term Escrow Funds with an additional [**]; provided, however, that SB shall not be
                                        --------  -------
                    required to replenish the Renewal Term Escrow Funds as set forth in this Section 18.6.2(a)(i) more than once during such additional [**] renewal term period, meaning that in the event of a subsequent draw-down by AOL of the principal amount of such Renewal Term Escrow Funds, no further replenishment shall be required by Switchboard). SB shall bear all costs and expenses associated with the establishment, maintenance, and funding of the Escrow Account, including all fees owing the Escrow Agent. In the event that AOL exercises such right to draw down the principal balance of the Renewal Term Escrow Funds, AOL shall have the right (but not the obligation) to terminate this Agreement effective [**] following the date of such election proceed to the Wind-Down Period in accordance with
                    Section 20.7 of the Agreement.

               (ii) In the case of AOL, an amount equal to the difference between (x) [**] minus (y) the share of the Directory
                                     -----
                    Advertisement Revenues earned by SB pursuant to Section 18.2 of the Agreement during the prior [**] period plus any [**] paid by AOL to SB during such period, to be paid as follows:
                    [**] of such amount on the effective date of the additional [**] period and the remaining [**] due [**] thereafter .

               (iii) In the event SB elects to continue this Agreement in accordance with this Section 18.6.2, the share of Directory

                    Advertisement Revenues (as set forth in Section 18.2 of the Agreement) shall be shared in accordance with Section 18.2.1 of the Agreement until such time as SB earns back an amount (when Directory Advertisement Revenues earned by SB during such Year are added to any Consulting and Marketing Fees earned by SB during such Year) equal to the Year [**] SB Extension Payment (collectively, the "Year [**] Extension Payment Earn-Back"). Upon the completion of the Year [**]Extension Payment Earn-Back, the Directory Advertisement Revenue share shall be paid in accordance with Section
                    18.2.2 of the Agreement.

11. The Parties hereby agree to delete Section 20.1 of the Agreement in its entirety and replace it with the following:

     20.1 Term. Unless earlier terminated as set forth herein (including,
          ----
          without limitation, as set forth in Sections 18.6.1 or 18.6.2 hereof), the initial term of this Agreement shall commence on the Effective Date and end on December 11, 2005 (the "Initial Term"). To the extent that the Parties mutually agree in writing to renew this Agreement upon expiration of the Initial Term (each such renewal term, a "Renewal Term"), the Renewal Term(s), together with the Initial Term, shall be collectively referred to herein as the "Term."

12. The Parties hereby agree to amend Exhibit A of the Agreement by deleting the definition of "Year" in its entirety and replacing it with the following new definition:

     Year. Each of the First Year, the Second Year, and (if applicable) the
     ----
           Third Year, the Fourth Year and the Fifth Year.

13. The Parties also hereby agree to amend Exhibit A of the Agreement by adding the following definition of "Fifth Year":

     Fifth Year. The period commencing on the day immediately following the
     ----------
     fourth anniversary of the Effective Date and ending on the fifth anniversary of the Effective Date (if applicable).

14.  New Exhibit H. The following new Exhibit H shall be added to this
     -------------
     Agreement, and shall read as follows:



                                   "EXHIBIT H

                       Steering Committee Representatives
                       ----------------------------------


           Sales Manager     Operations Manager        Executive (optional)
           -------------     ------------------        --------------------

     SB    Terry Romano      Jon Nofs                  Dean Polnerow

     AOL   Richard Sloop     Brendan Benzing           Greg Rigdon

15. This Second Amendment is supplementary to and modifies the Agreement. The terms of this Second Amendment supersede provisions in the Agreement only to the extent that the terms of this Second Amendment and the Agreement expressly conflict. However, nothing in this Second Amendment should be interpreted as invalidating the Agreement, and provisions of the Agreement will continue to govern relations between the Parties insofar as they do not expressly conflict with this Second Amendment.

16. This Second Amendment may be executed in counterparts and by facsimile, each of which shall be deemed an original and all of which together shall constitute one and the same document.

17. In consideration of this Second Amendment, AOL hereby acknowledges and agrees that all of its rights with respect to the purchase of the 24 Month Shares as set forth in Section 5.1(a) (and with respect to the purchase of the 36 Month Shares as set forth in Section 5.1(b)) of that certain Common Stock and Warrant Purchase Agreement dated as of December 11, 2000 (the "Stock Purchase Agreement") by and between the Parties, are hereby terminated and of no further force and effect, in all respects. AOL agrees to execute such confirmatory writing or writings with respect to such termination of rights as Switchboard may reasonably require. In addition to the foregoing, the Parties further amend the second to last sentence of
     Section 8(a) of the Stock Purchase Agreement by deleting the fourth word "upon" and replacing it with the word "after." Nothing in this Section 17 is intended to modify or amend the provisions with respect to the Closing Shares, the Warrant and the Warrant Shares, as defined and provided in such Stock Purchase Agreement or any other provisions (not specifically amended above) of the Stock Purchase Agreement.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties have caused this Second Amendment to Directory and Local Advertising Platform Services Agreement to be executed by their duly authorized representatives as of the Second Amendment Effective Date set forth above.


      AMERICA ONLINE, INC.                   SWITCHBOARD INCORPORATED


By:   /s/Ronald E. Grant               By:   /s/Dean Polnerow
      ------------------------------         ------------------------------

Name: Ronald E. Grant                  Name: Dean Polnerow
      ------------------------------         ------------------------------

Title:Senior Vice President            Title:President
      ------------------------------         ------------------------------
      Business Affairs & Development
      ------------------------------

Date: 4/25/02                          Date: 4/25/02
      ------------------------------         ------------------------------

                                    EXHIBIT K
                                    ---------

                           SB ALTERNATIVE SALES FORCES

         [Intentionally blank as of the Second Amendment Effective Date]

                                    EXHIBIT L
                                    ---------

                SAMPLE MARKETING AND SALES INITIATIVE DESCRIPTION
                -------------------------------------------------

NOTE: This is a sample for illustration purposes only, and does not represent an actual marketing and sales initiative

                            Telemarketing Initiative
                            ------------------------

Initiative Overview
-------------------

Implementation of a telemarketing sales initiative, designed to sell AOL's IYP directory advertising units to local advertisers throughout the U.S. AOL plans to execute this initiative through the use of third party telemarketing agencies, starting with pilot programs where sales scripts can be refined, and then moving to a rapid ramp-up phase assuming a successful pilot program.

Implementation Schedule:
-----------------------

To be launched during the first quarter of the 2002 calendar year

     (a)  Pilot Plan:

[**] initial pilot program with [**] third party telemarketing firms. Firms that are not successful will be replaced by alternative firms during the pilot period. Call centers to use lists of merchants who have purchased paper based Yellow pages display ads. Starting with [**] telemarketing phone agents ramping to [**] telemarketing phone agents by end of pilot period.

Ramp-up Plan
------------
Continuing telemarketing in subsequent quarters with third party firms who are successful in the pilot. Ramp to [**] telemarketing phone agents during second quarter of operation if pilot program successful

     (b)  Anticipated price point for offer

[**] per month per customer, prepaid annual subscriptions

Success metric
--------------
[**] sales per hour per telemarketing agent

                                    EXHBIT M

                            FORM OF ESCROW AGREEMENT
                            ------------------------

     TO BE ATTACHED IN MUTUALLY AGREED FORM WITHIN 10 DAYS AFTER THE SECOND
                            AMENDMENT EFFECTIVE DATE